Tidal Trust I 485BPOS

Exhibit 99.(e)(i)(7)

SEVENTH AMENDMENT

TO THE AMENDED AND RESTATED

ETF DISTRIBUTION AGREEMENT

This Seventh Amendment (the “Amendment”) to the Amended and Restated ETF Distribution Agreement dated as of November 29, 2023, as amended (the “Agreement”), by and between Tidal Trust I (f/k/a Tidal ETF Trust) (the “Trust”) and Foreside Fund Services, LLC (“Foreside”), is entered into with an effective date of May 14, 2026 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto to reflect an updated Funds list.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Effective Date.

TIDAL TRUST I (f/k/a Tidal ETF Trust)		FORESIDE FUND SERVICES, LLC

By:	/s/Eric Falkeis	By:	/s/Teresa Cowan
Name:	Eric Falkeis		Teresa Cowan
Title:	President		President

ETF DISTRIBUTION AGREEMENT

EXHIBIT A

Effective as of May 14, 2026

FUNDS:

RPAR Risk Parity ETF

UPAR Ultra Risk Parity ETF

SoFi Social 50 ETF

SoFi Select 500 ETF

SoFi Enhanced Yield ETF

SoFi Agentic AI ETF

SoFi Social 50 High Income ETF

SP Funds Dow Jones Global Sukuk ETF

SP Funds S&P 500 Sharia Industry Exclusions ETF

SP Funds S&P Global REIT Sharia ETF

Leatherback Long/Short Absolute Return ETF

Leatherback Long/Short Alternative Yield ETF

Adasina Social Justice All Cap Global ETF

ATAC Credit Rotation ETF

Gotham Enhanced 500 ETF

Gotham 1000 Value ETF

Gotham Short Strategies ETF

Sound Fixed Income ETF

Sound Enhanced Fixed Income ETF

Sound Equity Dividend Income ETF

Sound Enhanced Equity Income ETF

Sound Total Return ETF

American Customer Satisfaction ETF

ZEGA Buy and Hedge ETF

SonicSharesTM Global Shipping ETF

FolioBeyond Alternative Income and Interest Rate Hedge ETF

FolioBeyond Enhanced Fixed Income Premium ETF

Residential REIT ETF

Intelligent Real Estate ETF

Aztlan Global Stock Selection DM SMID ETF

Aztlan North America Nearshoring Stock Selection ETF

Unlimited HFND Multi-Strategy Return Tracker ETF

Unlimited HFEQ Equity Long/Short ETF

Unlimited HFGM Global Macro ETF

Unlimited HFEV Event Driven ETF

Unlimited HFFI Fixed Income ETF

Unlimited HFEM Emerging Markets ETF

Unlimited HFMF Managed Futures ETF

Unlimited Ultra HFND Multi-Strategy ETF

Unlimited Low-Beta HFND Multi-Strategy ETF

God Bless America ETF

Academy Veteran Bond ETF

Unusual Whales Subversive Democratic Trading ETF

Unusual Whales Subversive Republican Trading ETF

Digital Asset Debt Strategy ETF

The Free Markets ETF

Dana Unconstrained Equity ETF

Dana Concentrated Dividend ETF

Dana Limited Volatility ETF

SMART Trend 25 ETF

SMART Earnings Growth 30 ETF

SMART Small Cap ETF

SMART Mid Cap ETF

FINQ FIRST U.S. Large Cap AI-Managed Equity ETF

FINQ DOLLAR NEUTRAL U.S. Large Cap AI-Managed Equity ETF

Brandywine Large Cap ETF

Brandywine Large Cap Growth ETF

Brandywine Large Cap Value ETF

Brandywine Small Cap ETF

Brandywine Small Cap Growth ETF

Brandywine Small Cap Value ETF

Brandywine International ETF

Brandywine Core Bond ETF

Brandywine Diversified Income ETF